                                                                     EXHIBIT 3.1

Metrowerks Inc. and Subsidiaries
Amended Articles of Incorporation
as of July 31, 1997



    ~ -. ~  Consumer ar~l
    8~8  Corporate Affairs Canada

                                 ~ .da Business
                                Corporations Act

Consommation et
Affaires commerciales Canada
                                    FORM 4
                             ARTICLES OF AMENDMENT
Loi regissant les societes    (SECTION 27 OR 177)

                         par actions de regime federal
--Name of
corporation--Denomination de la societe

METROWERKS INC.
                                   FORMULE 4
                            CLAUSES MODIFICATRICES
                             (ARTICLES 27 OR 177)

1 2--Corporation No.--N. de la societe

1 255924-2
1
3--The articles of the above-named corporation are amended as follows: Les statute de la societe mentionnee ci-dessus vent modifies de la

Section 2 of the Articles of Amalgamation be and is hereby deleted and replaced by the following:

The place in Canada where the office is to be situated:

Vancouver, British
Columbia

Date                        Signature                  Title--Titre

APRIL 7, 1994               /S/ JEAN BELANGER          CHAIRMAN


7530-21-936-1387 (01-93)46

FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MIMSTERE SEULEMEt Filed - Deposee

                                 APRIL 14 1994

CANADA BUSINESS
CORPORATIONS ACT
  FORM 4
  ARTICLES OF AMENDMENT
  (SECTION 27 OR 171)
  1 - Name of Corporation - Denomination de la societe

                             LOI SUR LES SOCIETES
                           COMMERCIALES CANADIENNES
                                   FORMULE 4
                            CLAUSES MODIFICATRICES
                             (ARTICLES 27 OU 171)

2 - Corporation No.: 255924-2

METROWERKS INC.

3 - The articles of the above-named corporation are amended as follows.

Les slatuts de la societe Cl haut menDonnee sonl moalfies de hgon suivante.

1. By deleting Article 4. and substituting the following therefor:

"4. Restrictions if any on share transfers

As long as none of the securities of the Corporation is part of a "distribution to the public" (as defined under the Canada Business Corporations Act), no shares in the share capital of the Corporation shall be transferred nor assigned without the approval of the directors certified by a resolution of the board of directors. Approval of such transfer or assignment of shares may be given as above, after the said transfer or assignment has been recorded in the books of the Corporation, in which case, unless the said resolution otherwise provides, the said transfer or assignment shall be valid and shall have effect as at the date it has been recorded in the books of the Corporation."

2. By deleting Article 7.(1) and substituting the following therefor:

"7.(1) As long as none of the securities of the Corporation is part of a "distribution to the public" (as defined under the Canada Business Corporations Act), the number of the shareholders of the Corporation is limited to fifty (50) exclusive of present or former employees of the Corporation or of a subsidiary of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder;"

3. By deleting Article 7.(2).

Date June 14, 1993         Signature /s/ Greg Galanos         Desc. Of Office  President and CEO

                                CANADA BUSINESS
                               CORPORATIONS ACT
                                    FORM 4
                             ARTICLES OF AMENDMENT
                              (SECTION 27 OR 171)

               - Name of Corporation--Denomination de la societe

                                METROWERKS INC.

3--The articles of the above-named corporation are amended as follows:

                              LOI SUR LES SOCIETES
                           COMMERCIALES CANADIENNES
                                   FORMULE 4
                             CLAUSES MODIFICATRICES
                             (ARTICLES 27 OU 171)

2 -- Corporation No. - N. de la societe

                                   255924-2

Les statute de ii ~ societe ci-haut mennonnee vent modifies de la tagon sluvante

1. Section 2 of the Articles of Amalgamation be and is hereby deleted and replaced by the following:

The place in Canada where the registered office is to be situated:

Montreal, Province of Quebec

2. Section 2 of the Articles of Amalgamation be and is hereby amended by adding the following paragraph:

The 1,245,000 Common Shares issued and outstanding at this date are changed into 5,104,500 Common Shares of the Corporation in the following manner:

Gregory P. Galanos: from 550,000 Common Shares to 2,255,000 Common Shares of the Corporation.

Jean J. Belanger: from 550,000 Common Shares to 2,255,000 Common Shares of the Corporation.

Cornwallis Financial Corporation: from 124,500 Common Shares to 510,450 Common Shares of the Corporation.

144458 Canada Inc.: from 10,250 Common Shares to 42,025 Common Shares of the Corporation.

2830892 Canada Inc.: from 10,250 Common Shares to 42.025 Common Shares of the Corporation.

The issued capital is being so modified while the stated capital remains the same.

[ ]                           Signature                               l oescnDlon of onice - DescnDhon dU Dos~e
[ ] MAY 28, 1993              /s/ GREGORY P. GALANOS                  PRESIDENT

FOR DEPARTMENTAL USE ONLY                                                             ,  A L.USAGE DU MINISTERE
SEULEMENT

CCA-1 387 (9-82)

1

Fiea - Deposee

Jun 17, 1993 .-,gi Consumer and Consommation
- 15, Corporate Affairs Canada          el Corporations Canada

Certificate of Amalgamation

Canada Business
Corporations Act

Metrowerks Inc.

Name of Corporation - Denomination de la societe

I hereby certify that the above-mentioned Corporation resulted from the amalgamation of the following Corporations under Section 185 of the Canada Business Corporations Act, as set out in the attached articles of Amalgamation.

                                  Le directeur

                                      /s/                    January 1, 1990
                                  Director              Date of Amalgamation
CANADA

                                CANADA BUSINESS
                                CORPORATIONS ACT
                                    FORM 9
                           ARTICLES OF AMALGAMATION


1.  Name of Amalgamated Corporation

Metrowerks Inc.

2.  The place in Canada where the registered office is to be situated

Montreal Urban Community, Province of Quebec



3. The classes and any maximum number of shares that the Corporation is authorized to issue

Unlimited number of common shares; Unlimited number of Class A preferred shares; and Unlimited number of Class B preferred shares, issuable in series.

I. The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Each common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation.

(b) The holders of the common shares shall be entitled to receive during each year, as and when declared by the board of directors, dividends payable in money, property or by the issue of fully paid shares of the capital of the Corporation.

(c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to the Class A preferred shares and to any other class of shares ranking prior to the common shares, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

II. The Class A preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Subject to the provisions of the Canada Business Corporations Act (the "Act") or as otherwise expressly provided herein, the holders of the Class A preferred shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b) The holders of the Class A preferred shares shall be entitled to receive during each year, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the other shares of the Corporation, non-cumulative dividends at a rate of up to 10% payable annually calculated on the Class A Preferred Redemption Price (as hereinafter in paragraph II.(h) defined) of each such share, payable in money, property or by fully paid shares of any class of the Corporation. The holders of the Class A preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c) The Corporation may, in the manner hereinafter provided, redeem at any time, all, or from time to time any part, of the outstanding Class A preferred shares on payment for each preferred share to be redeemed of the Class A Preferred Redemption Price plus all declared and unpaid dividends thereon (in paragraphs
II. (d), (e) and (f) called the "redemption price".)

(d) Before redeeming any Class A preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of Class A preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least thirty (30) days before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the Class A preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption, the Corporation shall pay or cause to be paid the redemption price to the registered holders of the preferred shares to be redeemed on presentation and surrender of the certificates for the Class A preferred shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such preferred shares shall thereupon be cancelled, and the Class A preferred shares presented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the Class A preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the Class A preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such Class A preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the Class A preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective Class A preferred shares against presentation and surrender of the certificates representing such preferred shares. If less than all the Class A preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the Class A preferred shares unanimously agree to the adoption of another method of selection of the preferred shares to be redeemed. If less than all the Class A preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(e) A holder of Class A preferred shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the Class A preferred shares registered in the name of such holder by tendering to the Corporation at its registered office the shares certificate(s) representing the Class A preferred shares which the registered holder desires to have the

Corporation redeem together with a request in writing specifying (i) the number of Class A preferred shares which the registered holder desires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Corporation redeem such Class A preferred shares, which redemption date shall not be less than (5) days after the day on which the request in writing is given to the Corporation. Upon receipt of the shares certificate(s) representing the Class A preferred shares which the registered holder desires to have the Corporation redeem together with such request, the Corporation shall on, or at its option, before, the redemption date redeem such shares by paying to the registered holder thereof, for each shares to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at any branch of the Corporation's bankers for the time being in Canada. The said Class A preferred shares shall be deemed to be redeemed on the date of payment of the redemption price and from and after such date such Class A preferred shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of preferred shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem Class A preferred shares so tenders for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such preferred shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such Class A preferred shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars
($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata shares of the purchase moneys allocable. If less than all the Class A preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f) The Corporation may purchase for cancellation at any time all, or from time to time any part, of the Class A preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders, of the Class A preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the Class A preferred shares at the lowest price at which, in the option of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the Class A preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(g) Upon redemption of Class A preferred shares as set out in paragraphs II.
(d), (e) and (f) hereof, the Corporation shall deduct from the stated capital account maintained for the Class A preferred shares an amount equal to the result obtained by multiplying the amount contained in the stated capital account maintained for the Class A preferred shares by the number of such shares which are redeemed, divided by the number of Class A preferred shares issued and outstanding immediately before such redemption.

(h) For the purposes of paragraphs II. (b), (c) and (i), the "Class A Preferred Redemption Price" of each Class A preferred shares shall be an amount equal to
(i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such shares has been issued for money; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such shares was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Corporation upon the issuance of such Class A preferred shares.

(i) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class A preferred shares shall be entitled to receive for each Class A preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the common shares or any other shares ranking junior to the Class A preferred shares, an amount equal to the Class A Preferred Redemption Price, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

(j) No change to any of the provisions of paragraphs II. (a) to (i) or of this paragraph (j) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the Class A preferred shares, voting separately as a class at a meeting of such holders specially called for that purposes, or by a resolution in writing signed by all the holders of the preferred shares, in addition to any other approval required by the Act.

III. The Class B preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

The Class B preferred shares may be issued from time to time in one (1) or more series with such preferred, deferred or other special rights, privileges, restrictions, conditions and designations attached thereto and in particular such rate or rates or cumulative or noncumulative preferential annual dividends, redemption price or prices and amount or amounts to be paid thereon upon distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, as shall be fixed from time to time before issuance by any resolution or resolutions providing for the issue of the shares of any series which may be passed by the board of directors of the Corporation and confirmed and declared by articles of amendment.

4.  Restrictions if any on shares transfers

No shares in the share capital of the Corporation shall be transferred nor assigned without the approval of the directors certified by a resolution of the board of directors. Approval of such transfer or assignment of shares may be given as above, after the said transfer or assignment has been recorded in the books of the Corporation, in which case, unless the said resolution otherwise provides, the said transfer or assignment shall be valid and shall have effect as at the date it has been recorded in the books of the Corporation.

5.  Number (or minimum and maximum number) of directors

A minimum of one (1) and a maximum of ten (10).

6.  Restrictions if any on business the Corporation may carry on

None.

7. Other provisions if any:

(1) the number of the shareholders of the Corporation is limited to fifty (50) exclusive of present or former employees of the Corporation or of a subsidiary of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder;

(2) any distribution of securities to the public or invitation for the subscription or the distribution of an instrument or security issued by the Corporation is prohibited; and

(3) the directors of the Corporation may, when deemed expedient:

(a) borrow money upon the credit of the Corporation;

(b) issue debentures or other securities of the Corporation, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

(c) notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the moveable or immoveable property, present or future, of the Corporation, to secure any such debentures, or other securities, or give part only of such guarantee for such purposes; and constitute the hypothee, mortgage or pledge above mentioned, by trust deed, in accordance with sections 28 and 29 of the Special Corporate Powers Act (chapter P-16), or in any other manner; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any moveable or personal, immoveable or real or other property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The directors may, by resolution or by-law, provide for the delegation of such powers by the directors to such officers or directors of the Corporation to the extent and in such manner as may be set out in the resolution or by-law, as the case may be.

8. The amalgamation agreement has been approved by special resolutions of the shareholders of each of the amalgamating corporations listed in Item 10 below in accordance with Section 183 of the Canada Business Act.

The amalgamation has been approved by a resolution of the directors of each of the amalgamating corporations listed in Item 10 below in accordance with Section 1B4 of the Canada Business Corporations Act. These articles of amalgamation are the same as the articles of Incorporation of (name the designed amalgamating corporation).

|X| La convention de fusion a ete approuvee par resolutions speciales des actionnaires de chacune des societes fusionnaires enumerees a la rubrique 10 ci-dessous, en conformite de l'article IB3 de la Loi regissant les societes par actions de regime federal.

La fusion a ete approuvee par resolution des administrateurs de chacune des societes fusionnairs enumerees a la rubrique 10 ci-dossous en conformite de l'article 184 de la Loi regissant les societes par actions de regime federal. Les presents statuts de fusion sont les memes que les statuts constitutifs de nommer la societe fusionnantes designee

Name of the amalgamating corporation the by-laws of which are to be by-laws of the amalgamated corporation

Metrowerks Inc.

Denomination de la societe fusionnaire dont les reglements adminstratifs seront ceux de la societe Issue de la fusion

10. Name of the Amalgamating Corporations Denomination des Societes fusionnantos

    ~ Corporation No.                     Signature Date

         249881-2                       1 - - /1 128_12_89

A: - -'- -

187871-9                       _        /.        28-12-89

For Departmental use only - a t 'usage du minist' ro seulement Corporatlon No. -
N. de la societe

~ ~ s 92~- ~

Metrowerks Inc.      249881-2      /s/ Jean Beanger      12/28/89      Director

Metropolis Computer
Network Inc.         187871-9      /s/ Greg Galanos      12/28/89      Director


                               , Filed - Deposee
                                 JAN 10, 1990

-ii -L - Consumer and
                                CANADA BUSINESS
                               CORPORATIONS ACT
                                    FORM 4
                             ARTICLES OF AMENDMENT
                              (SECTION 27 OR 177)

                            1 - Name of Corporation

                                METROWERKS INC.

2 - Corporation No.

255924-2

3 - The articles of the above-named Corporation are amended as follows:

Section 2 of the articles of amalgamation be and is hereby deleted and replaced by the following:

2.  The place in Canada where the registered office is to be situated

Hudson Heights, Province of Quebec.

Date

August 31, 1990

/s/ Gregory P. Galanos

Description of Office

President


S E P - 4
1990

Consumer and Corpoarate Affairs Canada

Certificate of Incorporation:

Canada Business
Corporations Act

Metrowerks Inc                      249881-2

Name of Corporation                 Number


I, hereby, certify that the above-mentioned Corporation, the Articles of Incorporation of which are attached, was incorporated under the Canada Business Corporations Act.

Le Directeur

/s/

Director

July 24, 1989

CANADA BUSINESS
CORPORATIONS ACT
FORM 1
ARTICLES OF INCORPORATION

                            1 - NAME OF CORPORATION

                                METROWERKS INC.

2 - THE PLACE IN CANADA WHERE THE REGISTERED OFFICE IS TO BE SITUATED

Montreal Urban Community, Province of Quebec.

3 - THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
    AUTHORIZED TO ISSUE

Unlimited number of common shares; Unlimited number of Class A preferred shares; and Unlimited number of Class B preferred shares, issuable in series.

I. The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Each common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation.

(b) The holders of the common shares shall be entitled to receive during each year, as and when declared by the board of directors, dividends payable in money, property or by the issue of fully paid shares of the capital of the Corporation.

(c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to the Class A preferred shares and to any other class of shares ranking prior to the common shares, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

II. The Class A preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Subject to the provisions of the Canada Business Corporations Act (the "Act") or as otherwise expressly provided herein, the holders of the Class A preferred shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b) The holders of the Class A preferred shares shall be entitled to receive during each year, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the other shares of the Corporation, noncumulative dividends at a rate of up to 10% payable annually calculated on the Class A Preferred Redemption Price (as hereinafter in paragraph II. (h) defined) of each such share, payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the Class A preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c) The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding Class A preferred shares on payment for each preferred share to be redeemed of the Class A Preferred Redemption Price plus all declared and unpaid dividends thereon (in paragraphs II. (d), (e) and (f) called the "redemption price".)

(d) Before redeeming any Class A preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of Class A preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least thirty (30) days before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the Class A preferred shares held by the person to whom it is addressed is to be redeemed the number thereof so to be redeemed; on or after the date so specified for redemption, the Corporation shall pay or cause to be paid the redemption price to the registered holders of the preferred shares to be redeemed on presentation and surrender of the certificates for the Class A preferred shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such preferred shares shall thereupon be cancelled, and the Class A preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the Class A preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the Class A preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such Class A preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the Class A preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to

 .../4
receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective Class A preferred shares against presentation and surrender of the certificates representing such preferred shares. If less than all the Class A preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the Class A preferred shares unanimously agree to the adoption of another method of selection of the preferred shares to be redeemed. If less than all the Class A preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(e) A holder of Class A preferred shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the Class A preferred shares registered in the name of such holder by tendering to the Corporation at its registered office the share certificate(s) representing the Class A preferred shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) the number of Class A preferred shares which the registered holder desires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Corporation redeem such Class A preferred shares, which redemption date shall not be less than five (5) days after the day on which the request in writing is given to the Corporation. Upon receipt of the share certificate(s) representing the Class A preferred shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on, or at its option, before, the redemption date redeem such shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at any branch of the Corporation's bankers for the time being in Canada. The said Class A preferred shares shall be deemed to be redeemed on the date of payment of the redemption price and from and after such date such Class A preferred shares shall cease

-

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                                                                              21
    to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of preferred shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem Class A preferred shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such preferred shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such Class A preferred shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all the Class A preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f) The Corporation may purchase for cancellation at any time all, or from time to time any part, of the Class A preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the Class A preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the Class A preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the Class A preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(g) Upon a redemption of Class A preferred shares as set out in paragraphs II.
    (d), (e) and (f) hereof, the Corporation shall deduct from the stated capital account maintained for the Class A preferred shares an amount equal to the result obtained by multiplying the amount contained in the stated capital account maintained for the Class A preferred shares by the number of such shares which are redeemed, divided by the number of Class A preferred shares issued and outstanding immediately before such redemption.

-

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                                                                              22

(h) For the purposes of paragraphs II. (b), (c) and (i), the "Class A Preferred Redemption Price" of each Class A preferred share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Corporation upon the issuance of such Class A preferred share.

(i) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class A preferred shares shall be entitled to receive for each Class A preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the common shares or any other shares ranking junior to the Class A preferred shares, an amount equal to the Class A Preferred Redemption Price, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

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                                                                              23

(j) No change to any of the provisions of paragraphs II. (a) to (i) or of this paragraph (j) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the Class A preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the preferred shares, in addition to any other approval required by the Act.

III. The Class B preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The Class B preferred shares may be issued from time to time in one (1) or more series with such preferred, deferred or other special rights, privileges, restrictions, conditions and designations attached thereto and in particular such rate or rates of cumulative or non-cumulative preferential annual dividends, redemption price or prices and amount or amounts to be paid thereon upon distribution of assets in the event of liquidation dissolution or winding up of the Corporation, whether voluntary or involuntary, as shall be fixed from time to time before issuance by any resolution or resolutions providing for the issue of the shares of any series which may be passed by the board of directors of the Corporation and confirmed and declared by articles of amendment.

4 - RESTRICTIONS IF ANY ON SHARE TRANSFERS

No share in the share capital of the Corporation shall be transferred nor assigned without the approval of the directors certified by a resolution of the board of directors. Approval of such transfer or assignment of shares may be given as above, after the said transfer or assignment has been recorded in the books of the Corporation, in which case, unless the said resolution otherwise provides, the said transfer or assignment shall be valid and shall have effect as at the date it has been recorded in the books of the Corporation.

 .../8

5 - NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

                A minimum of one (1) and a maximum of ten (10).

6 - RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON

None.

7 - OTHER PROVISION. IF ANY

the number of the shareholders of the Corporation is limited to fifty (50) exclusive of present or former employees of the Corporation or of a subsidiary of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder;

(2) any distribution of securities to the public or invitation for the subscription or the distribution of an instrument or security issued by the Corporation is prohibited; and

(3) the directors of the Corporation may, when deemed expedient:

(a) borrow money upon the credit of the Corporation;

(b) issue debentures or other securities of the Corporation, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

(c) mortgage, hypothecate, pledge or otherwise create a security interest in all or any moveable or personal, immoveable or real or other property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The directors may, by resolution or by-law, provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extentand in such manner as may be set out in the resolution or by-law, as the case may be.

8 - INCORPORATORS

Name                            Address
----                            -------

Wayne  Burrows                  1155 Rene-levesque Blvd West
                                Suite 3900
                                Montreal,Quebec
                                H3B 3V2

SIGNATURE

/s/ Wayne Burrows

Wayne Burrows

FOR DEPARTMENTAL USE ONLY

Corporation No.

249881-2

Filed

7/24/89

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